EXHIBIT 99

SP Plus Corporation Announces First Quarter 2020 Results

--Positive Year-on-Year Comparisons Across Key Metrics in January and February Offset by Impact of COVID-19 in March--
--Update on COVID-19 impact--
--Expanded Credit Facility Provides Additional Liquidity--

CHICAGO, May 07, 2020 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its first quarter 2020 results.

First Quarter Commentary

Marc Baumann, Chief Executive Officer, stated, “Our performance in January and February showed positive momentum trending ahead of our expectations following a record 2019, but business conditions changed rapidly in mid-March as the COVID-19 pandemic began to impact a number of our key vertical markets. In response, we took actions intended to ensure the safety and wellbeing of our workforce and others entering our facilities and at the same time moved aggressively to right-size our overall cost structure.

“We activated our business continuity plan to keep our administrative and field functions operational and implemented pandemic preparedness protocols and procedures, which included adopting strict guidelines for keeping our facilities clean and enforcing social distancing practices. I am proud of how well our employees and leadership teams have performed during this crisis and how quickly they have put the requisite safeguards into practice.

“The impact of COVID-19 on airlines, airports and the hospitality industry has been well-documented and persists today. As a service provider to these and other verticals, we are operating at significantly reduced activity levels.  In light of this very challenging business environment, we have taken the following actions to significantly reduce our cost structure to preserve financial flexibility while maintaining our ability to ramp up quickly once activity starts to rebound:

  Significantly reduced payroll costs in response to revenue or volume declines
  Implemented salary reductions across the organization, including 40% for the CEO and the Board of Directors, and 20% for the senior leadership team
  Curtailed discretionary spending
  Restricted investments to only essential capital expenditures
  Suspended stock repurchases
  Upsized our revolving credit facility by $45 million

“As of yesterday, we had over $200 million of cash and availability under our upsized credit facility, which we believe gives us ample liquidity to manage through this crisis.

“We expect the COVID-19 pandemic will present a substantial challenge for most businesses, including ours, for the remainder of the year and potentially longer. Although the scope and scale of this crisis is unprecedented, SP+ has risen to the challenge presented by major disasters over our 90 year history – such as the September 11 terrorist attack, Hurricane Katrina, the 2008 Great Recession and other regional disasters.  We believe our business model, together with the commitment of our employees and our close relationships with our clients and customers, will enable us to navigate through this unprecendented environment and emerge a better, stronger and more agile business”, concluded Mr. Baumann.

Financial Summary

In millions except per share	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	($30.2)	$47.7	$53.2	$53.2
General and administrative expenses (2)	$20.7	$20.2	$27.1	$26.2
Net (loss) income attributable to SP Plus(2)	($46.1)	$13.7	$10.6	$13.6
Earnings (loss) per share (EPS) (2)	($2.18)	$0.64	$0.47	$0.60
EBITDA (1),(2)	($51.3)	$27.0	$25.7	$26.7
Net cash provided by (used in) operating activities	$8.2	NA	($6.9)	NA
Free cash flow (1)	$2.8	NA	($10.6)	NA

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to amounts reported in accordance with U.S. GAAP.

(2) Adjusted gross profit, adjusted general and administrative expenses, adjusted net income attributable to SP Plus, adjusted earnings per share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring, acquisition and integration costs, including pandemic-related severance and impairment charges, (b) the amortization of acquired intangible assets, (c) the net impact of non-routine asset sales or dispositions, and (d) non-routine tax items.  Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to amounts reported in accordance with U.S. GAAP.

First Quarter Operating Results

Reported gross profit in the first quarter of 2020 was negative $30.2 million, as compared to $53.2 million reported in the first quarter of 2019.  First quarter 2020 reported gross profit included $0.4 million for severance costs and $77.5 million for non-cash lease impairment charges related to the write-down of right-of-use operating lease assets, in accordance with lease accounting.  Adjusting for these charges which are attributable to the COVID-19 crisis, adjusted gross profit was $47.7 million, a decrease of $5.5 million, or 10%, as compared to the first quarter of 2019. The decline was due to reduced business activity in the second half of March 2020 as the coronavirus began to spread across North America.

Reported general and administrative (“G&A”) expenses for the first quarter of 2020 were $20.7 million as compared to $27.1 million in the same period of 2019, a decrease of $6.4 million, or 24%.  Adjusting for $0.5 million in severance costs in the current year and $1.0 million in severance and other integration and restructuring costs in the prior year, adjusted G&A expenses for the first quarter of 2020 were $20.2 million, a decrease of $6.0 million, or 23%, from the same quarter of 2019.  Adjusted G&A was below the first quarter 2019 level due primarily to lower compensation and benefit costs, including reduced accruals for the Company’s 2020 performance-based compensation plan and long-term compensation programs of $1.7 million and $3.2 million, respectively.

Reported net (loss) income attributable to SP Plus and reported earnings (loss) per share were negative $46.1 million and negative $2.18, respectively, in the first quarter of 2020 as compared to $10.6 million and $0.47 per share, respectively, in the same period of 2019.  Adjusted earnings per share were $0.64 per share, compared to $0.60 for the first quarter of 2019.  Lower weighted average shares outstanding for the quarter due to 2020 stock repurchases benefitted adjusted earnings per share by $0.01.

2020 Outlook

Mr. Baumann stated, “Given the rapidly evolving environment, it is difficult to predict the duration of this pandemic and its impact on our full year results. Therefore, we are withdrawing our previous guidance for 2020 financial performance and have suspended stock repurchases.

“SP+ is fully focused on emerging from this crisis as an even stronger competitor. With this in mind, we continue to invest in technology solutions that we believe will be essential to clients and end-consumers in the post-pandemic environment and enable us to further differentiate ourselves from our competitors.  We are already seeing an increase in inquiries from potential clients who we believe are seeking a well-capitalized partner to help them navigate through today’s realities and prepare for a ‘new normal’ in which the ability to anticipate changing consumer preferences and accommodate a desire for touch-free transactions will be essential capabilities. Additionally, we are engaged with our aviation clients on outsourcing plans that provide them with more cost-effective options as they embark on a lengthy road to recovery. At the same time, we are evaluating and implementing structural changes that will enable us to further reduce costs while maintaining the high service levels for which SP+ is known,” Mr. Baumann noted.

Conference Call

The Company's quarterly earnings conference call will be held at 4:00 p.m. (Central Time) on May 7, 2020 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company's Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption "2020 Outlook”, statements regarding the Company’s share repurchase programs, expectations regarding gross profits, revenue volatility, borrowings under our credit facility and use, actions to limit capital expenditures and discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements.  These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our company in particular; intense competition; changing consumer preferences; the Company's ability to successfully effect its strategic growth plan; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; adverse litigation judgments or settlements;  risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; risks relating to the Company's acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; the phase-out of the London Interbank Offered Rate ("LIBOR") could affect interest rates under our existing credit facility agreement, hedging activity, as well as our ability to seek future financing or otherwise satisfy our liquidity needs; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; labor disputes; failure to attract and retain senior management and other qualified personnel; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; goodwill impairment charges or impairment of long-lived assets; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; the Company's ability to obtain performance bonds;  the impact of Federal health care reform; adverse changes in tax laws or rulings; risks associated with joint ventures; and actions of activist investors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Stock Repurchase Programs

The Company’s stock purchase programs do not obligate the Company to acquire any particular dollar amount or number of shares or to acquire shares on any particular timetable, and the programs may be suspended at any time at the Company’s discretion.  The Company will make any repurchases of shares on the open market, which may include repurchases pursuant to Rule 10b5-1 trading plans, at times and prices considered appropriate, from time to time at the discretion of the Company, and subject to its assessment of alternative uses of capital, stock trading price, general market conditions and applicable regulatory and legal factors.  The Company has suspended stock repurchases.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) restructuring, acquisition and integration related costs, including severance costs and impairment charges resulting from COVID-19; (ii) non-routine settlements; (iii) the amortization of acquired intangible assets; (iv) the impact of non-routine asset sales or dispositions; (v) the net loss or gains and the financial results related to sold businesses; (vi) the equity in income or losses from investment in unconsolidated entities; and (vii) non-routine tax items. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for 2019 and 2020, for adjusted net income and adjusted EPS purposes.

The Company defines EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, and (v) equity in the gains or losses from investment in unconsolidated entities. Adjusted EBITDA excludes items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of EBITDA and adjusted EBITDA provide useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company's definition of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by operating activities, less cash used for investing activities (exclusive of cash used for acquisitions and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distribution to non-controlling interest, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, free cash flow and organic gross profit should not be considered in isolation of, or as alternatives to, or more meaningful indicators of the Company's operating performance or liquidity than, gross profit, G&A, net income, EPS, or net cash provided by operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

SP Plus Corporation
Condensed Consolidated Balance Sheets
(millions, except for share and per share data)	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Cash and cash equivalents	$21.9	$24.1
Notes and accounts receivable, net	158.8	162.3
Prepaid expenses and other	14.4	24.7
Total current assets	195.1	211.1
Leasehold improvements, equipment and construction in progress, net	50.7	47.9
Right-of-use assets	324.6	431.7
Goodwill	585.7	586.0
Other intangible assets, net	148.3	152.2
Equity investments in unconsolidated entities	10.2	10.2
Deferred taxes	52.2	10.6
Other assets, net	28.3	29.9
Total noncurrent assets	1,200.0	1,268.5
Total assets	$1,395.1	$1,479.6
Liabilities and stockholders’ equity
Accounts payable	$121.5	$115.3
Accrued and other current liabilities	117.2	121.4
Short-term lease liabilities	108.5	115.2
Current portion of long-term obligations under Senior Credit Facility and other long-term borrowings	18.8	17.9
Total current liabilities	366.0	369.8
Long-term borrowings, excluding current portion	362.9	351.1
Long-term lease liabilities	305.7	327.7
Other noncurrent liabilities	53.9	57.1
Total noncurrent liabilities	722.5	735.9
Total Liabilities	$1,088.5	$1,105.7
Stockholders’ equity
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized as of March 31, 2020 and December 31, 2019, respectively; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 50,000,000 shares authorized as of March 31, 2020 and December 31, 2019; 25,031,803 and 22,997,061 shares issued and outstanding as of March 31, 2020 and 24,591,127 issued and 22,950,360 outstanding as of December 31, 2019, respectively	—	—
Treasury stock, at cost; 2,034,742 and 1,640,767 shares as of March 31, 2020 and December 31, 2019, respectively	(70.6)	(55.3)
Additional paid-in capital	259.7	262.6
Accumulated other comprehensive loss	(5.7)	(2.7)
Retained earnings	123.4	169.5
Total SP Plus Corporation stockholders’ equity	306.8	374.1
Noncontrolling interest	(0.2)	(0.2)
Total stockholders’ equity	306.6	373.9
Total liabilities and stockholders’ equity	$1,395.1	$1,479.6

SP Plus Corporation
Condensed Consolidated Statements of Income
	Three Months Ended
(millions, except for share and per share data) (unaudited)	March 31, 2020	March 31, 2019
Services revenue
Lease type contracts	$81.7	$97.8
Management type contracts	137.1	132.9
	218.8	230.7
Reimbursed management type contract revenue	190.9	178.7
Total services revenue	409.7	409.4
Cost of services
Lease type contracts	80.2	89.7
Management type contracts	91.3	87.8
	171.5	177.5
Reimbursed management type contract expense	190.9	178.7
Lease impairment	77.5	—
Total cost of services	439.9	356.2
Gross profit
Lease type contracts	1.5	8.1
Management type contracts	45.8	45.1
Lease impairment	(77.5)	—
Total gross profit	(30.2)	53.2
General and administrative expenses	20.7	27.1
Depreciation and amortization	7.5	7.2
Operating (loss) income	(58.4)	18.9
Other expense (income)
Interest expense	4.4	5.0
Interest income	(0.1)	(0.1)
Gain on sale of other investments	(0.3)	—
Total other expenses (income)	4.0	4.9
(Loss) earnings before income taxes	(62.4)	14.0
Income tax (benefit) expense	(16.8)	3.1
Net (loss) income	(45.6)	10.9
Less: Net income attributable to noncontrolling interest	0.5	0.3
Net (loss) income attributable to SP Plus Corporation	$(46.1)	$10.6
Common stock data
Net (loss) income per common share
Basic	$(2.18)	$0.47
Diluted	$(2.18)	$0.47
Weighted average shares outstanding
Basic	21,154,047	22,509,050
Diluted	21,154,047	22,667,539

SP Plus Corporation
Condensed Consolidated Statements of Cash Flows
	Three Months Ended
(millions) (unaudited)	March 31, 2020	March 31, 2019
Operating activities
Net (loss) income	$(45.6)	$10.9
Adjustments to reconcile net income to net cash provided by operations:
Lease impairment	77.5	—
Depreciation and amortization	7.5	7.4
Non-cash stock-based compensation reversal, net of expense	(2.9)	0.4
Provisions for losses on accounts receivable	—	0.1
Deferred income taxes	(40.6)	0.5
Other	(0.1)	0.1
Changes in operating assets and liabilities
Notes and accounts receivable	3.4	(5.7)
Prepaid assets	10.3	3.3
Accounts payable	6.1	(6.8)
Accrued liabilities and other	(7.4)	(17.1)
Net cash provided by (used in) operating activities	8.2	(6.9)
Investing activities
Purchase of leasehold improvements and equipment	(4.0)	(2.1)
Proceeds from sale of other investments and equipment	0.4	0.1
Cost of contracts purchased	(0.7)	(1.2)
Net cash used in investing activities	(4.3)	(3.2)
Financing activities
Payments on credit facility revolver	(206.9)	(124.0)
Proceeds from credit facility revolver	220.4	124.0
Payments on credit facility term loan	(2.8)	(2.8)
Payments on other long-term borrowings	(0.8)	(0.5)
Distribution to noncontrolling interest	(0.5)	(0.7)
Repurchase of common stock	(15.3)	(2.3)
Net cash used in financing activities	(5.9)	(6.3)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.2
Decrease in cash and cash equivalents	(2.2)	(16.2)
Cash and cash equivalents at beginning of year	24.1	39.9
Cash and cash equivalents at end of period	$21.9	$23.7
Supplemental disclosures
Cash paid (refund received) during the period for
Interest	$4.1	$4.5
Income taxes, net	$(0.2)	$1.6

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Adjusted Gross Profit, Adjusted G&A, Adjusted Net Income, and Adjusted Net Income Per Share
(millions, except for share and per share data) (unaudited)
	Three months ended
	March 31, 2020	March 31, 2019
Gross profit
Gross profit, as reported	($30.2)	$53.2
Add: Covid-19 related severance and impairment charges	77.9	—
Adjusted gross profit	$47.7	$53.2

General and administrative expenses
General and administrative expenses, as reported	$20.7	$27.1
Subtract: Covid-19 related severance and other integration and restructuring costs	(0.5)	(1.0)
Other, rounding	—	0.1
Adjusted G&A	$20.2	$26.2

Net income attributable to SP Plus
Net (loss) income attributable to SP Plus, as reported	($46.1)	$10.6
Add: Covid-19 related severance and impairment charges, and other integration and restructuring costs	78.4	1.0
Subtract: Gain on sale of other investments	(0.3)	—
Add: Amortization of acquired intangibles	3.9	3.8
Net tax effect of adjustments	(22.1)	(1.3)
Non-routine tax	—	(0.4)
Other, rounding	(0.1)	(0.1)
Adjusted net income attributable to SP Plus	$13.7	$13.6

Net income per share, as reported
Basic	($2.18)	$0.47
Diluted	($2.18)	$0.47

Adjusted net income per share
Basic	$0.65	$0.60
Diluted	$0.64	$0.60

Weighted average shares outstanding
Basic	21,154,047	22,509,050
Diluted	21,265,327	22,667,539

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(millions) (unaudited)
	Three months ended
	March 31, 2020	March 31, 2019
Net (loss) income attributable to SP Plus, as reported	($46.1)	$10.6
Add (subtract):
Income tax (benefit) expense	(16.8)	3.1
Interest expense, net	4.3	4.9
Gain on sale of other investments	(0.3)	—
Depreciation and amortization expense	7.5	7.2
Other, rounding	0.1	(0.1)
Earnings before interest, taxes, depreciation and amortization (EBITDA)	($51.3)	$25.7

Add: Covid-19 related severance and impairment charges, and other integration and restructuring costs	78.4	1.0
Other, rounding	(0.1)	—
Adjusted EBITDA	$27.0	$26.7

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three months ended
	March 31, 2020	March 31, 2019
Net cash provided by (used in) operating activities	$8.2	($6.9)
Net cash (used in) investing activities	(4.3)	(3.2)
less: Proceeds from sale of other investments, net (a)	(0.3)	—
Distribution to noncontrolling interest	(0.5)	(0.7)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.2
Other, rounding	(0.1)	—
Free cash flow	$2.8	($10.6)

(a) Net of cash income taxes paid

SP Plus Corporation
Commercial Segment Facilities

	March 31, 2020	December 31, 2019	March 31, 2019
Leased facilities	603	609	621
Managed facilities	2,609	2,560	2,546
Total facilities (Commercial)	3,212	3,169	3,167

Contact:
Connie Jin	Vicky Nakhla
SVP, Corporate Development	ADVISIRY PARTNERS
(312) 274-2105	(212) 750-5800
cjin@spplus.com	vicky.nakhla@advisiry.com